Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2006 in the Registration Statement (Form S-1) and related Prospectus of Northstar Neuroscience, Inc. for the registration of $85,000,000 of its common stock.

/s/    Ernst & Young LLP

Seattle, Washington

March 1, 2006